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                                                                      EXHIBIT 5

                                BAKER & DANIELS
                                   EST. 1863

   300 NORTH MERIDIAN STREET, SUITE 2700 . INDIANAPOLIS, INDIANA 46204-1782
                      (317) 237-0300 . FAX (317) 237-1000

                                                                  July 25, 1996

Quality Dining, Inc.
3820 Edison Lakes Parkway
Mishawaka, IN 46545

Gentlemen:

  We have examined the corporate records and proceedings of Quality Dining, Inc., an Indiana corporation ("Company"), with respect to:

    (a) the organization of the Company;

    (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of all of the presently issued and outstanding shares of common stock, without par value, of the Company ("Common Stock"); and

    (c) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the authorized but unissued shares (including the shares to cover an over-allotment option) of Common Stock to be offered for sale by the Company under its Registration Statement on Form S-3 ("Registration Statement"), in connection with which this opinion is given.

  Based on such examination, we are of the opinion that:

    1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

    2. The Company is authorized to have outstanding 50,000,000 shares of Common Stock. Of such shares, at July 16, 1996, 14,295,427 shares were outstanding, including the shares of Common Stock being offered by the Selling Shareholders, all of which shares were validly authorized, legally issued and fully paid and nonassessable.

    3. When the Registration Statement shall have become effective and the authorized but unissued shares of Common Stock being offered by the Company pursuant thereto have been sold upon the terms and conditions described in the Registration Statement and set forth in the Underwriting Agreement, all of such shares will be validly authorized, legally issued and fully paid and nonassessable.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to us in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Yours very truly,

                                          BAKER & DANIELS